Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-230452, 333-237541, and 333-253601 on Form S-8 and Registration Statement No. 333-237542 on Form F-3 of our report dated April 7, 2022, relating to the consolidated financial statements of Stealth BioTherapeutics Corp appearing in this Annual Report on Form 20-F for the year ended December 31, 2021.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

April 7, 2022